NUMBER: 344472

British Columbia

CERTIFICATE

OF

CHANGE OF NAME

COMPANY ACT
I Hereby Certify that
ADAPTIVE MARKETING SOLUTIONS INC.

has this day changed its name to
PERMISSION MARKETING SOLUTIONS INC.

Issued under my hand at Victoria, British Columbia
on January 18, 2002

JOHN S. POWELL
Registrar o f Companies

PROVINCE OF BRITISH COLUMBIA
CANADA